Exhibit 21

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                  SUBSIDIARIES OF DUKE REALTY LIMITED PARTNERSHIP

                                  State of         Names Under Which
                                  Incorporation    Subsidiary Does
Subsidiary                        Or Organization  Business
----------                        ---------------  -----------------
Duke Services, Inc.               Indiana          Duke Services, Inc.

Duke Realty Services Limited      Indiana          Duke Realty Services Limited
Partnership                                        Partnership

Duke Realty Construction, Inc.    Indiana          Duke Realty Construction,
                                                   Inc.

Duke Construction Limited         Indiana          Duke Construction Limited
Partnership                                        Partnership

B/D Limited Partnership           Indiana          B/D Limited Partnership

Lamida Partners Limited           Ohio             Lamida Partners Limited
Partnership                                        Partnership

Kenwood Office Associates         Ohio             Kenwood Office Associates

Park Creek Venture                Indiana          Park Creek Venture

Parkrite Limited Partnership      Indiana          Parkrite Limited Partnership

Post Road Limited Partnership     Indiana          Post Road Limited Partnership

Shadeland Station Office          Indiana          Shadeland Station Office
Associates II Limited                              Associates II Limited
Partnership                                        Partnership

Dugan Realty, L.L.C.              Indiana          Dugan Realty, L.L.C.

Duke Tees Joint Venture           Indiana          Duke Tees Joint Venture

Park Fletcher Limited             Indiana          Park Fletcher Limited
Partnership 2728                                   Partnership 2728

Cincinnati Development Group      Ohio             Cincinnati Development Group
 L.L.C.                                            L.L.C.

Dugan Office, L.L.C.              Indiana          Dugan Office, L.L.C.

625 Building, L.L.C.              Missouri         625 Building, L.L.C.

Minneapolis West Associates       Minnesota        Minneapolis West Associates

Duke A&M, L.L.C.                  Ohio             Duke A&M, L.L.C.

Campus Development, L.L.C.        Ohio             Campus Development, L.L.C.

Duke Neyer, L.L.C.                Ohio             Duke Neyer, L.L.C.

Dugan SSP, L.L.C.                 Indiana          Dugan SSL.C.






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